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Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Each of the undersigned, in his capacity as an officer of Virco Mfg. Corporation (the "Company") for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

          1. The Annual Report on Form 10-K for the fiscal year ended January 31, 2004, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

          2. The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2004

   /s/ Robert A. Virtue
-----------------------
Robert A. Virtue
President and Chief Executive Officer

   /s/  Robert E. Dose
-------------------------
Robert E. Dose
Vice President- Finance and Treasurer

A signed original of this written statement required by Section 906 has been provided to Virco Mfg. Corporation and will be retained by Virco Mfg. Corporation and furnished to the Securities and Exchange Commission or its staff upon request.